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                                                                    EXHIBIT 99.2

                                                Expiration Date: March 27, 2000
______________________________________                           unless extended
Number of Shares You May Subscribe For                    at the sole discretion
                                                                  of the Company


                               PICO HOLDINGS, INC.
                             SUBSCRIPTION AGREEMENT
                  FOR RIGHTS OFFERING OF SHARES OF COMMON STOCK

        PICO Holdings, Inc. (the "Company") is conducting a rights offering which entitles holders of the Company's common stock, $.001 par value per share (the "Common Stock"), as of the close of business on March 1, 2000 (the "Record Date") to purchase for $15.00 per share one new share of Common Stock for every two shares of Common Stock held on the Record Date. The number of shares of Common Stock that you are entitled to purchase at the subscription price of $15.00 per share (the "Subscription Privilege") is indicated above. If any shares of Common Stock are not purchased by the shareholders pursuant to their Subscription Privileges, an investment partnership may purchase up to 3,333,333 shares of Common Stock at $15.00 per share (for an aggregate purchase price of up to $50 million). No fractional rights or cash in lieu thereof will be issued or paid.

        FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED __________, 2000 (THE "PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF RIGHTS SHOULD REVIEW THE PROSPECTUS BEFORE EXERCISING THEIR RIGHTS. Corporate Investor Communications, Inc., PICO's Information Agent, has agreed to provide services to PICO in connection with the rights offering. If you require assistance, please contact our Information Agent toll-free at 1-877-977-6190. Banks and brokers, please call 201-896-1900.

        To subscribe for shares of Common Stock, a shareholder must present to Harris Trust Company of New York, the Subscription Agent, prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date, a properly completed and executed copy of this Subscription Agreement, rights certificate, together with a money order or check drawn on a bank located in the United States of America and payable to "Harris Trust Company of New York, as Subscription Agent" or a wire transfer of funds for an amount equal to the number of shares subscribed for multiplied by $15.00. ANY RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL BE NULL AND VOID. ANY SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS OFFERING MADE HEREBY IS IRREVOCABLE.

        EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably subscribes for the number of shares of Common Stock indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

                a. Number of shares subscribed for pursuant to the Subscription Privilege: _____ X $15.00 = $_________
                        payment.



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                b.      METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE
                        BOX(ES))

                [ ] Check or money order payable to "Harris Trust Company of New York, as Subscription Agent"; or

                [ ] Wire transfer directed to Chase Manhattan Bank, New York, NY, ABA No. 021000021 for A/C Harris Trust Company of New York, Subscription Agent for PICO Holdings, Inc. A/C No. 617-999988 - Attention: Harris Trust Company of New York.

        If the aggregate amount enclosed or transmitted is insufficient to purchase the total number of shares included in line (a), or if the number of shares being subscribed for is not specified, the holder of this Subscription Agreement shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount enclosed or transmitted. To the extent any portion of the aggregate subscription price enclosed or transmitted remains after the foregoing procedure, those excess funds shall be returned by mail to the subscriber without interest as soon as practicable.

        IF THE UNDERSIGNED DOES NOT MAKE FULL PAYMENT OF ANY AMOUNTS DUE, THE COMPANY RESERVES THE RIGHT TO (i) APPLY ANY PAYMENT ACTUALLY RECEIVED BY IT TOWARD THE PURCHASE OF THE GREATEST NUMBER OF SHARES WHICH COULD BE ACQUIRED BY THE UNDERSIGNED UPON EXERCISE OF THE UNDERSIGNED'S RIGHTS; AND/OR (ii) EXERCISE ANY AND ALL OTHER RIGHTS AND REMEDIES TO WHICH IT MAY BE ENTITLED.

Subscriber's Signature:
                       --------------------------------
Name (please print):
                       --------------------------------
Telephone No.:         (      )
                       --------------------------------
Unless indicated below, shares purchased will be sent to the record address of the shareholder:



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                               PICO HOLDINGS, INC.
                                 RIGHTS OFFERING

             INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT



        The enclosed Subscription Agreement entitles you to purchase the number of shares of common stock, no par value (the "Common Stock"), of PICO Holdings, Inc. (the "Company") as set forth in the Subscription Agreement.

        To subscribe for shares of Common Stock, you must present to Harris Trust Company of New York (the "Subscription Agent") prior to 5:00 p.m., Eastern Standard Time, on March 27, 2000, a properly completed and executed Subscription Agreement, rights certificate, and a money order or check drawn on a bank located in the United States of America and payable to "Harris Trust Company of New York, as Subscription Agent" or a wire transfer of funds for an amount equal to the number of shares subscribed for multiplied by the subscription price of $15.00 per share.

        As soon as practicable following the Expiration Date and after payment for any shares of Common Stock subscribed for has cleared (which clearance may take up to 15 days from receipt of the payment), subscribers will receive from the Subscription Agent stock certificates for the number of shares of Common Stock acquired.